Investor Contacts:

PondelWilkinson
Roger Pondel | Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson
George Medici | gmedici@pondel.com
(310) 279-5968

NETSOL TECHNOLOGIES REPORTS RECORD FISCAL 2015

Fourth-QUARTER and Full Year REVENUE

Total Revenue for the Fourth Quarter rose 61% to a Record $15.4 Million,

and Increased 40% for the Fiscal Year to $51.0 Million

Fiscal 2015 EBITDA Increased to $5.0 Million or $0.52 per Adjusted Diluted Share; Fiscal 2015 GAAP
Loss Cut in Half to $5.5 Million from $11.4 Million Last Year

Conference Call Scheduled Today at 11:30 a.m. ET (8:30 a.m. PT)

CALABASAS, Calif. – September 15, 2015 – NetSol Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, today reported non-GAAP adjusted diluted earnings per share for the fourth fiscal quarter ended June 30, 2015 of $0.26, compared with a loss of $0.36 in same quarter last year. Total revenue for the fourth quarter rose 61% to a record $15.4 million from $9.5 million last year. GAAP loss per share for the 2015 fourth quarter narrowed to $0.07, from a loss of $0.79 in fourth quarter last year.

“We are proud to have achieved record revenue for the quarter and year, underscoring the momentum we have built into our business,” said Najeeb Ghauri, CEO of NetSol. “Much of the investment we made into personnel and infrastructure was done not just to get back to where we were, but to greatly exceed it.

“Looking forward, our confidence stems from implementations underway for both NFS AscentTM and NFSTM, continued customization requests and upgrades, and other large value contracts in our new and growing business pipeline that remain in deep discussion,” added Ghauri.

Fiscal 2015 Fourth-Quarter Financial Results

The following comparison refers to results for the fiscal 2015 fourth quarter versus the fiscal 2014 fourth quarter.

Total net revenues for the fourth quarter rose 61% to a record $15.4 million from $9.5 million last year.

●	License fees rose to $1.4 million from $607,000, related to the mix of sales between NFS TM and NFS Ascent TM;

●	Maintenance fees increased to $3.2 million from $2.6 million last year;

●	Services revenue increased to $8.2 million from $4.8 million last year; and

●	Services revenue - related party advanced to $2.4 million from $1.4 million last year.

Following is additional detail for the quarter:

●	Increase in cost of revenues, related to higher employee count, as well as the timing of salary increases. Gross profit was $5.1 million, compared with a loss of 358,000.

●	Operational expenses decreased $1.9 million. The year-over-year decrease related to a bad debt expense of $1 million in the fourth quarter of 2014, and a reduction in the allowance for doubtful accounts by $435,000, in the fourth quarter of 2015.

Fiscal 2015 Full Year Financial Results

The following comparison refers to results for the 2015 fiscal year versus the 2014 fiscal year.

For the full fiscal 2015 year, total net revenues rose 40% to $51.0 million from $36.4 million for the same period last year.

●	License fees increased to $6.3 million from $5.4 million, related to the mix of sales between NFS TM and NFS Ascent TM,

●	Maintenance fees rose to $12.2 million from $10.0 million last year;

●	Services revenue improved to $24.8 million from $15.2 million last year. The increase was related to services provided to new customers both for the implementation of the legacy systems and for the implementation of NFS Ascent, as well as additional services provided to existing customers; and

●	Services revenue - related party rose to $7.3 million from $5.2 million last year.

The company reported a lower GAAP net loss of $5.5 million, or $0.57 per share, compared with a GAAP net loss of $11.4 million, or $1.25 per share, in the comparable period last year.

Adjusted EBITDA (a non-GAAP measure) for fiscal 2015 improved to $5.0 million, or $0.52 per adjusted diluted share, which removed $10.3 million in depreciation and amortization. This compares with adjusted EBITDA loss of $2.3 million, or $0.25 per adjusted share, last year, which removed $8.7 million in depreciation and amortization. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

At June 30, 2015, cash and cash equivalents increased to $14.2 million from $11.5 million at June 30, 2014.

“We are confident as we look ahead with building traction in Europe, where we enhanced our strategic position, continued growth in APAC, and steady progress in North America where we recently added to our team,” Ghauri said. “In addition, we remain encouraged about our prospects in China as the relaxation of restrictions for new finance and leasing market entrants provide an opportunity to expand market share. These companies require a system regardless of short term economic matters, and like us, are focused on the long term opportunity as adoption of finance and leasing becomes a larger part of purchasing. We have a long way left to grow, and anticipate solid growth in the coming year and beyond.”

Fiscal 2015 Fourth Quarter Conference Call

When:	Tuesday, September 15, 2015
Time:	11:30 a.m. Eastern Time
Phone:	1- 888-503-8175 (domestic)
1-719-325-2354 (international)

A live webcast will be available online within the investor relations section of NetSol’s website at http://www.netsoltech.com. A replay of the webcast will be available one hour following conclusion of the live call, and will be archived for 90 days.

To sign up to receive news alerts and regulatory filing notifications, please visit http://ir.netsoltech.com/email-alerts.

About NetSol Technologies

NetSol Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of more than 1000 professionals placed in eight strategically located support and delivery centers throughout the world.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

###

NetSol Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$14,168,957	$11,462,695
Restricted cash	90,000	2,528,844
Accounts receivable, net of allowance of 524,565 and 1,088,172	6,480,344	5,219,275
Accounts receivable, net - related party	3,491,899	2,416,500
Revenues in excess of billings	5,251,005	2,377,367
Revenues in excess of billings - related party	16,270	-
Other current assets	2,012,190	2,857,879
Total current assets	31,510,665	26,862,560
Property and equipment, net	25,119,634	29,721,128
Intangible assets, net	22,815,467	28,803,018
Goodwill	9,516,568	9,516,568
Total assets	$88,962,334	$94,903,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,952,561	$5,234,887
Current portion of loans and obligations under capitalized leases	3,896,353	5,791,258
Unearned revenues	4,803,485	3,192,203
Unearned revenues - related party	93,842	47,649
Common stock to be issued	88,324	347,518
Total current liabilities	14,834,565	14,613,515
Long term loans and obligations under capitalized leases; less current maturities	487,492	1,532,080
Total liabilities	15,322,057	16,145,595
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 10,307,826 shares issued and 10,280,547 outstanding as of June 30, 2015 and 9,150,889 shares issued and 9,123,610 outstanding as of June 30, 2014	103,078	91,509
Additional paid-in-capital	119,209,807	115,394,097
Treasury stock (27,279 shares)	(415,425)	(415,425)
Accumulated deficit	(40,726,121)	(35,177,303)
Stock subscription receivable	(1,204,603)	(2,280,488)
Other comprehensive loss	(17,167,100)	(14,979,223)
Total NetSol stockholders’ equity	59,799,636	62,633,167
Non-controlling interest	13,840,641	16,124,512
Total stockholders’ equity	73,640,277	78,757,679
Total liabilities and stockholders’ equity	$88,962,334	$94,903,274

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Operations

	For the Three Months		For the Year
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
Net Revenues:
License fees	$1,428,520	$606,855	$6,328,989	$5,433,053
Maintenance fees	3,232,833	2,583,097	12,196,073	10,034,681
Services	8,177,176	4,826,730	24,827,822	15,230,708
Maintenance fees - related party	158,428	140,498	395,951	492,535
Services - related party	2,397,951	1,389,529	7,299,743	5,193,826
Total net revenues	15,394,908	9,546,709	51,048,578	36,384,803

Cost of revenues:
Salaries and consultants	5,978,904	5,095,105	19,289,536	15,621,806
Travel	602,575	614,745	2,374,864	1,705,554
Depreciation and amortization	2,822,045	3,326,784	8,336,857	6,844,588
Other	890,461	868,308	3,020,107	3,548,392
Total cost of revenues	10,293,985	9,904,942	33,021,364	27,720,340

Gross profit	5,100,923	(358,233)	18,027,214	8,664,463

Operating expenses:
Selling and marketing	1,673,064	1,539,433	6,092,530	4,572,108
Depreciation and amortization	437,054	534,770	2,006,957	1,886,148
General and administrative	3,193,945	5,156,999	14,778,641	15,046,328
Research and development cost	84,152	70,850	314,892	249,712
Total operating expenses	5,388,215	7,302,052	23,193,020	21,754,296

Loss from operations	(287,292)	(7,660,285)	(5,165,806)	(13,089,833)

Other income and (expenses)
Loss on sale of assets	9,501	(39,778)	(64,598)	(229,805)
Interest expense	(1,370)	(85,447)	(166,962)	(255,677)
Interest income	70,341	74,325	331,432	261,251
Gain (loss) on foreign currency exchange transactions	135,937	(248,493)	(453,770)	50,777
Share of net loss from equity investment	-	(175,151)	-	(545,483)
Other income	58,380	54,919	684,030	50,578
Total other income (expenses)	272,789	(419,625)	330,132	(668,359)

Net loss before income taxes	(14,503)	(8,079,910)	(4,835,674)	(13,758,192)
Income tax provision	(178,341)	(16,453)	(413,498)	(338,282)
Net loss from continuing operations	(192,844)	(8,096,363)	(5,249,172)	(14,096,474)
Income from discontinued operations	-	-	-	1,158,752
Net loss	(192,844)	(8,096,363)	(5,249,172)	(12,937,722)
Non-controlling interest	(514,534)	880,272	(299,646)	1,581,675
Net loss attributable to NetSol	$(707,378)	$(7,216,091)	$(5,548,818)	$(11,356,047)

Amount attributable to NetSol common shareholders:
Loss from continuing operations	$(707,378)	$(7,216,091)	$(5,548,818)	$(12,514,799)
Income from discontinued operations	-	-	-	1,158,752
Net loss	$(707,378)	$(7,216,091)	$(5,548,818)	$(11,356,047)

Net loss per share:
Net loss per share from continuing operations:
Basic	$(0.07)	$(0.79)	$(0.57)	$(1.38)
Diluted	$(0.07)	$(0.79)	$(0.57)	$(1.38)

Net income per share from discontinued operations:
Basic	$-	$-	$-	$0.13
Diluted	$-	$-	$-	$0.13

Net loss per common share
Basic	$(0.07)	$(0.79)	$(0.57)	$(1.25)
Diluted	$(0.07)	$(0.79)	$(0.57)	$(1.25)

Weighted average number of shares outstanding
Basic	10,194,180	9,150,101	9,728,122	9,063,345
Diluted	10,194,180	9,150,101	9,728,122	9,063,345

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	2015	2014
Cash flows from operating activities:
Net loss	$(5,249,172)	$(12,937,722)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,343,814	8,730,736
Provision for bad debts	(434,928)	1,023,796
Share of net loss from investment under equity method	-	545,483
Loss on sale of assets	64,598	229,805
Gain on sale of subsidiary	-	(1,870,871)
Stock issued for services	1,375,149	1,076,610
Fair market value of warrants and stock options granted	622,488	189,937
Impairment of goodwill	-	136,762
Changes in operating assets and liabilities:
Accounts receivable	(871,959)	7,094,977
Accounts receivable - related party	(1,179,931)	(309,773)
Revenues in excess of billing	(2,997,449)	12,825,849
Revenues in excess of billing - related party	(16,281)	-
Other current assets	580,618	216,357
Accounts payable and accrued expenses	726,700	1,060,832
Unearned revenue	2,064,694	574,475
Unearned revenue - related party	49,941	47,649
Net cash provided by operating activities	5,078,282	18,634,902

Cash flows from investing activities:
Purchases of property and equipment	(3,558,712)	(13,236,136)
Sales of property and equipment	1,102,615	88,641
Sale of subsidiary	-	1,810,700
Purchase of non-controlling interest in subsidiaries	(577,222)	(17,852)
Increase in intangible assets	-	(3,385,151)
Net cash used in investing activities	(3,033,319)	(14,739,798)

Cash flows from financing activities:
Proceeds from sale of common stock	2,294,599	-
Proceeds from the exercise of stock options and warrants	191,400	709,435
Proceeds from exercise of subsidiary options	12,185	356,029
Restricted cash	2,438,844	(653,607)
Dividend paid by subsidiary to Non controlling interest	(806,937)	(1,008,543)
Proceeds from bank loans	1,410,313	3,244,382
Payments on capital lease obligations and loans - net	(4,079,174)	(2,880,840)
Net cash provided by (used in) financing activities	1,461,230	(233,144)
Effect of exchange rate changes	(799,931)	(73,583)
Net increase in cash and cash equivalents	2,706,262	3,588,377
Cash and cash equivalents, beginning of the period	11,462,695	7,874,318
Cash and cash equivalents, end of period	$14,168,957	$11,462,695

NetSol Technologies, Inc. and Subsidiaries

Reconciliation to GAAP

	Three Months	Three Months	Year	Year
	Ended	Ended	Ended	Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014

Net Income (loss) before preferred dividend, per GAAP	$(707,378)	$(7,216,091)	$(5,548,818)	$(11,356,047)
Income Taxes	178,341	16,453	413,498	338,282
Depreciation and amortization	3,259,099	3,861,554	10,343,814	8,730,736
Interest expense	1,370	85,447	166,962	255,677
Interest (income)	(70,341)	(74,325)	(331,432)	(261,251)
EBITDA	$2,661,091	$(3,326,962)	$5,044,024	$(2,292,603)

Weighted Average number of shares outstanding
Basic	10,194,180	9,150,101	9,728,122	9,063,345
Diluted	10,194,180	9,150,101	9,728,122	9,063,345

Basic EBITDA	$0.26	$(0.36)	$0.52	$(0.25)
Diluted EBITDA	$0.26	$(0.36)	$0.52	$(0.25)

Although the net EBITDA income is a non-GAAP measure of performance, we are providing it because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. It should not be considered as an alternative to net income, operating income or any other financial measures calculated and presented, nor as an alternative to cash flow from operating activities as a measure of our liquidity. It may not be indicative of the Company’s historical operating results nor is it intended to be predictive of potential future results.